UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

SOUTHERN PERU COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8538	73-1165000
(State or Other Incorporation)	(Commission File Number)	(IRS Employer Jurisdiction of Identification Number)

2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)

(602) 977-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 3 pages.

Item 8.01               Other Events

The stockholders of Southern Peru Copper Corporation (SPCC), at a special meeting held March 28, 2005, approved the issuance of shares and related actions necessary in connection with SPCC’s acquisition of Minera Mexico, S.A. de C.V. (MM).  More than 90% of the outstanding capital stock of SPCC voted to approve the actions presented to the stockholders.  Upon issuance of the shares in connection with the acquisition, there will be approximately 147.433 million shares of capital stock outstanding, of which Americas Mining Corporation, the parent company of SPCC, will own approximately 75.1%.

Following the acquisition of MM, SPCC will be the largest listed copper mining company in the world in terms of reserves and the second largest in terms of market capitalization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION.

Dated:	March 28, 2005	By:	/s/ Armando Ortega
Name: Armando Ortega
Title: Secretary